UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 23, 2005

TECHNOLOGY INVESTMENT CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0118736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255
Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 23, 2005, Technology Investment Capital Corp. (the "Company") issued a press release announcing that Lee Stern, its Chief Transaction Officer, notified the Company of his intention to leave the Company prior to the end of 2005. In addition, three other investment professionals of the Company's investment adviser, Branko Krmpotic, David Grossman and Matt Bass (also our Vice President of Investor Relations) resigned effective September 21, 2005 to pursue an opportunity with Mr. Stern. The Company and its investment adviser have commenced an active search to replace the departing professionals and expect to begin filling the positions in the near future. Mr. Stern will continue working as Chief Transaction Officer in order to facilitate a smooth transition as the investment adviser hires additional personnel to enhance its investment team. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(a) Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release dated September 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2005	TECHNOLOGY INVESTMENT CAPITAL CORP.
	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal President